Exhibit 10.1

SECOND AMENDMENT

TO THE

AMENDED AND RESTATED

DEFERRED COMPENSATION PLAN #2

THIS SECOND AMENDMENT (the “Amendment”) is adopted this 30th day of January, 2020, by Peoples Security Bank and Trust Company (the “Employer”) and Craig Best (the “Executive”).

WHEREAS, the Bank adopted the Amended and Restated Deferred Compensation Plan #2 on April 22, 2014, (as amended, the “Plan”) to provide deferred compensation benefits to the Executive); and

WHEREAS, the Bank and the Executive now wish to amend the Plan to make additional Contributions on behalf of the Executive and make other changes as well;

NOW, THEREFORE, the Bank and the Executive, intending to be legally bound, adopt the following amendments to the Plan:

Section 2.1 of the Plan shall be deleted in its entirety and replaced by the following:

2.1 Contributions Generally. The Employer shall contribute the following amounts, at the following times and conditioned on Executive’s continued employment through such date, to the Contribution Account described in Article 3.

Date	Contribution
January 1, 2011	$61,375
August 1, 2011	$60,000
August 1, 2012	$60,000
August 1, 2013	$60,000
August 1, 2014	$60,000
September 1, 2015	$80,258
August 1, 2016	$80,000
August 1, 2017	$80,000
August 1, 2018	$80,000
August 1, 2019	$80,000
August 1, 2020	$80,000
August 1, 2021	$80,000
August 1, 2022	$80,000
August 1, 2023	$80,000
August 1, 2024	$80,000

Section 4.1 of the Plan shall be deleted in its entirety and replaced by the following:

4.1       Normal Benefit. Except as provided in Section 4.2, upon Separation from Service the Employer shall pay the Executive the Contribution Account balance calculated at Separation from Service in lieu of any other benefit hereunder. With respect to the benefit attributable to contributions accrued through August 1, 2019, such benefit shall be paid in one hundred twenty (120) consecutive monthly installments and shall commence the month following Separation from Service. With respect to the benefit attributable to contributions accrued on August 1, 2020 and thereafter, such benefit shall be paid in a lump sum within forty-five (45) days following Separation from Service, with the actual date of payment determined by the Employer in its sole discretion.

IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed by its duly authorized officer, and the Executive has executed this Agreement, in each case on the date indicated above.

EMPLOYER
Peoples Security Bank and Trust Company

By:	/s/Linda Gardner
Title:	SVP/Human Resources Mgr.

/s/ Craig Best
Craig Best

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